THE CHASE VISTA BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
07/31/00	Visteon Corp. (VC) 8.25% due
		08/01/10 Mdy Baa2/S&P BBB

Shares            Price         Amount
2,250,000	$99.853		$2,246,692.50

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
N/A       0.300% 	0.32143% 	0.32143%

     Broker
Goldman Sachs & Co.

Underwriters of Visteon Corp. (VC) 8.25% due
08/01/10 Mdy Baa2/S&P BBB

U.S. Underwriters              	           Number of Shares
Goldman, Sachs & Co.				280,000,005
Morgan Stanley & Co., Inc.			140,000,000
Salomon Smith Barney, Inc.			140,000,000
Banc of America Securities LLC			140,000,000
Banc One Capital Markets, Inc.			 15,555,555
Chase Securities, Inc.				 15,555,555
Credit Suisse First Boston Corp.		 15,555,555
Deutsche Bank Securities, Inc.			 15,555,555
HSBC Securities (USA), Inc.			 15,555,555
J.P. Morgan Securities, Inc.			 15,555,555
Scotia Capital (USA), Inc.			 15,555,555
UBS Warburg LLC					 15,555,555
	Total					700,000,000



THE CHASE VISTA BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
08/10/00	Duke Energy Field Services (DEF) 7.875% due
		08/16/10 Mdy Baa2/S&P BBB

Shares            Price         Amount
1,350,000	$99.840		$1,347,840.00

                                      % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
N/A    	 0.650%		0.16875%  	0.16875%

     Broker
J.P. Morgan Securities, Inc.

Underwriters of Duke Energy Field Services (DEF) 7.875% due
08/16/10 Mdy Baa2/S&P BBB

U.S. Underwriters              	           Number of Shares
Merrill Lynch, Peirce, Fenner & Smith, Inc.	240,000,000
J.P. Morgan Securities, Inc.			240,000,000
Banc of America, Inc.				 80,000,000
Chase Securities, Inc.				 80,000,000
Lehman Brothers, Inc.				 80,000,000
Morgan Stanley Co., Inc.			 80,000,000
   Total					800,000,000